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                                  Exhibit 23

                        Consent of Independent Auditors



Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in Registration Statement Number 33-22228, Registration Statement Number 333-46752, and Registration Statement Number 333-36054 on Forms S-8; and Registration Statement Number 333-75827 on Form S-3 of Maytag Corporation and in the related Prospectuses of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Maytag Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                     Ernst & Young LLP


                                                     Chicago, Illinois
                                                     March 16, 2001